                                                                     EXHIBIT 2.7



                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                                 ADAPTEC, INC.,
                          RIDGE TECHNOLOGIES, INC. AND
                              RDS ACQUISITION CORP.


                                  MAY 21, 1998



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                                TABLE OF CONTENTS


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1.      Certain Definitions......................................................................1

2.      The Merger...............................................................................2

        2.1    Merger; Effective Time of the Merger..............................................2
        2.2    Closing...........................................................................3
        2.3    Effect of the Merger..............................................................3
        2.4    Tax-Free Reorganization...........................................................3

3.      Effect of Merger on the Capital Stock of the Constituent Corporations;
        Exchange of Certificates.................................................................3

        3.1    Exchange of Stock.................................................................3
        3.2    Fractional Shares.................................................................4
        3.3    Ridge Capital Stock Owned by Adaptec or Ridge.....................................4
        3.4    Capital Stock of Merger Sub.......................................................4
        3.5    Exchange of Certificates..........................................................4
        3.6    Escrow Agreement..................................................................5
        3.7    Stock Option Plan.................................................................5

4.      Securities Act Compliance................................................................6

        4.1    Securities Act Exemption..........................................................6
        4.2    Stock Restrictions................................................................6

5.      Representations and Warranties of Ridge..................................................6

        5.1    Organization, Qualification, and Corporate Power..................................6
        5.2    Authorization.....................................................................7
        5.3    Capitalization....................................................................7
        5.4    Noncontravention..................................................................7
        5.5    Fees..............................................................................8
        5.6    Financial Statements..............................................................8
        5.7    Subsidiaries......................................................................8
        5.8    Title to Assets...................................................................8
        5.9    Events Subsequent to Fiscal Period End............................................8
        5.10   Undisclosed Liabilities..........................................................11
        5.11   Legal Compliance.................................................................11
        5.12   Tax Matters......................................................................11
        5.13   Properties.......................................................................12
        5.14   Intellectual Property............................................................13
        5.15   Tangible Assets..................................................................14
        5.16   Inventory........................................................................14
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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        5.17   Contracts........................................................................14
        5.18   Notes and Accounts Receivable....................................................16
        5.19   Power of Attorney................................................................16
        5.20   Insurance........................................................................16
        5.21   Litigation.......................................................................17
        5.22   Product Warranty.................................................................17
        5.23   Product Liability................................................................17
        5.24   Product Liability................................................................17
        5.25   Guaranties.......................................................................21
        5.26   Environment, Health, and Safety..................................................21
        5.27   Certain Business Relationships With Ridge........................................23
        5.28   No Adverse Developments..........................................................23
        5.29   Full Disclosure..................................................................23

6.      Representations and Warranties of Adaptec and Merger Sub................................23

        6.1    Organization, Qualification and Corporate Power..................................24
        6.2    Capitalization...................................................................24
        6.3    Authorization. ..................................................................24
        6.4    Noncontravention.................................................................25
        6.5    SEC Filings; Financial Statements................................................25
        6.6    No Undisclosed Liabilities.......................................................26
        6.7    Absence of Litigation............................................................26
        6.8    Information Statement............................................................26
        6.9    Full Disclosure..................................................................26
        6.10   Adaptec Common Stock.............................................................26
        6.11   No Material Adverse Change.......................................................26
        6.12   Material Agreements..............................................................27

7.      Pre-Closing Covenants...................................................................27

        7.1    General..........................................................................27
        7.2    Notices and Consents.............................................................27
        7.3    Operation of Business............................................................27
        7.4    Preservation of Business.........................................................27
        7.5    Access to Information............................................................28
        7.6    Notice of Developments...........................................................28
        7.7    Amendment to Ridge Certificate of Incorporation..................................28
        7.8    Stockholder's Agreements.........................................................28
        7.9    Employment Agreements............................................................29
        7.10   Preparation of the Information Statement.........................................29
        7.11   Solicitation of Written Consents.  ..............................................29
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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        7.12   Exclusivity......................................................................29
        7.13   Options..........................................................................29

8.      Additional Agreements...................................................................30

        8.1    General..........................................................................30
        8.2    Litigation Support...............................................................30
        8.3    Transition.......................................................................30
        8.4    Ridge Employees..................................................................30
        8.5    S-3 Registration.................................................................30
        8.6    Assumption of Options............................................................31

9.      Conditions to Obligation to Close.......................................................32

        9.1    Conditions to Adaptec's Obligation to Close......................................32
        9.2    Conditions to Ridge's Obligation.................................................33

10.     Survival of Representations, Warranties and Covenants; Indemnification..................35

        10.1   Escrow Fund......................................................................35
        10.2   Survival.........................................................................35
        10.3   Indemnification Provisions for Benefit of Adaptec................................35
        10.4   Limitations on Indemnification Claims............................................35
        10.5   Procedure for Indemnification Claims; Matters Involving Third Parties............36

11.     Termination.............................................................................37

        11.1   Termination of the Agreement.....................................................37
        11.2   Effect of Termination............................................................38

12.     Miscellaneous...........................................................................38

        12.1   Press Releases and Public Announcements..........................................38
        12.2   No Third-Party Beneficiaries.....................................................38
        12.3   Entire Agreement.................................................................38
        12.4   Succession and Assignment........................................................38
        12.5   Counterparts.....................................................................39
        12.6   Headings.........................................................................39
        12.7   Notices..........................................................................39
        12.8   Governing Law....................................................................40
        12.9   Forum Selection; Consent to Jurisdiction.........................................40
        12.10  Amendments and Waivers...........................................................40
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                                TABLE OF CONTENTS
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        12.11  Severability.....................................................................40
        12.12  Expenses.........................................................................40
        12.13  Construction.....................................................................41
        12.14  Incorporation of Exhibits and Schedules..........................................41
        12.15  Ridge Stockholders' Representatives..............................................41
        12.16  Attorneys' Fees..................................................................42

13.     Location of Definitions.................................................................42
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                                TABLE OF CONTENTS
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EXHIBITS

Exhibit 3.6        Form of Escrow Agreement
Exhibit 5          Ridge Disclosure Schedule
Exhibit 6          Adaptec Disclosure Schedule
Exhibit 7.8(a)     Form of Stockholders Agreement
Exhibit 7.8(b)     List of Senior Employees
Exhibit 7.9(a)     List of Key Employees
Exhibit 7.9(b)     Form of Employment Agreement
Exhibit 9.1(h)     Form of Opinion of Counsel for Ridge
Exhibit 9.1(m)     Form of General Release
Exhibit 9.2(f)     Form of Opinion of Counsel for Adaptec
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
                      AGREEMENT AND PLAN OF REORGANIZATION


        This Agreement and Plan of Reorganization (the "Agreement") is entered into as of May 21, 1998, by and among ADAPTEC, INC., a Delaware corporation ("Adaptec"), RIDGE TECHNOLOGIES, INC., a Delaware corporation ("Ridge"), and RDS ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of Adaptec ("Merger Sub"). Adaptec, Ridge and Merger Sub are sometimes referred to herein individually as a "Party" and collectively as the "Parties."


                                    RECITALS

        A. Pursuant to the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law, the shares of Common Stock and Preferred Stock of Ridge, issued and outstanding immediately prior to the effective time of the Merger will be converted into shares of Common Stock of Adaptec and all outstanding stock options of Ridge shall be converted into stock options of Adaptec.

        B. The Parties desire to enter into this Agreement for the purpose of setting forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement, and to serve as conditions precedent to the consummation of the merger of Merger Sub into Ridge.

        C. The respective Boards of Directors of Adaptec, Ridge and Merger Sub have approved and adopted this Agreement, and the agreement is intended to be a plan of reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended;

        NOW, THEREFORE, in consideration of these premises and of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto do hereby agree as follows:


                                    AGREEMENT

        1. Certain Definitions. As used in this Agreement the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa). Certain other terms are defined in the text of this Agreement, the location of which is set forth in Section 13 hereof.

        "Affiliate" of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person.

        "Business Condition" means the assets, liabilities, properties, business, financial condition, operations or results of operations of such corporate entity.

        "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, drawings, specifications, customer and supplier lists, pricing and cost information, financial information, and business and marketing plans and proposals), (e) all computer software (including data and related documentation), (f) all other proprietary rights relating to the foregoing, and (g) all copies and tangible embodiments thereof (in whatever form or medium).

        "Material Adverse Effect" shall mean a material adverse effect on the Business Condition of the parent corporation and its subsidiaries.

        "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

        "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

        "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrange-ments, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

        2.     The Merger.

               2.1 Merger; Effective Time of the Merger. Subject to the terms and conditions of this Agreement, Merger Sub will be merged with and into Ridge (the "Merger") in accordance with the Delaware General Corporation Law (the "DGCL"). In accordance with the provisions of this Agreement, a certificate of merger in such form as is required by, and executed in accordance with, the DGCL, shall be filed with the Delaware Secretary of State in accordance with the DGCL on the Closing Date (as defined in Section 2.2) and each issued and outstanding share of common stock, par value $0.001 per share, of Ridge ("Ridge Common Stock") and each issued and outstanding share of preferred stock, par value $0.001 per share, of Ridge ("Ridge Preferred Stock") except those shares of Ridge Preferred Stock which are held by Adaptec, shall be converted into shares of Common Stock, par value $0.001 per share, of Adaptec ("Adaptec Common Stock") in the manner



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contemplated by Section 3 hereof. The Merger shall become effective at the time of the filing of such certificate of merger with the Delaware Secretary of State (the date of such filing being hereinafter referred to as the "Effective Date of the Merger" and the time of such filing being hereinafter referred to as the "Effective Time of the Merger").

               2.2 Closing. The closing of the Merger (the "Closing") will take place as soon as practicable on the first business day after satisfaction or waiver of the latest to occur of the conditions set forth in Section 9 (the "Closing Date"), at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304-1050, unless a different date or place is agreed to by the Parties.

               2.3 Effect of the Merger. At the Effective Time of the Merger,
(i) the separate existence of Merger Sub shall cease and Merger Sub shall be merged with and into Ridge (Ridge and Merger Sub are sometimes referred to herein as the "Constituent Corporations" and Ridge after the Merger is sometimes referred to herein as the "Surviving Corporation"), (ii) the Certificate of Incorporation of Merger Sub shall be the Certificate of Incorporation of the Surviving Corporation, (iii) the Bylaws of Merger Sub shall be the Bylaws of the Surviving Corporation, (iv) the initial directors of Merger Sub shall be the directors of the Surviving Corporation until their respective successors are duly elected or appointed and qualified, (v) the initial officers of Merger Sub shall be the officers of the Surviving Corporation until their respective successors are duly appointed and (vi) the Merger shall, from and after the Effective Time of the Merger, have all the effects provided by applicable law.

               2.4 Tax-Free Reorganization. The Merger is intended to qualify as a tax free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

        3. Effect of Merger on the Capital Stock of the Constituent Corporations; Exchange of Certificates.

               3.1 Exchange of Stock. As of the Effective Time of the Merger, each share of Ridge Common Stock and Ridge Preferred Stock that is issued and outstanding immediately prior to the Effective Time of the Merger (other than shares owned by Adaptec) shall, by virtue of the Merger and without any action on the part of the Ridge stockholders, be converted into that number of shares of Adaptec Common Stock as is determined by (i) dividing Twenty One Million Two Hundred Thousand dollars ($21,200,000) by the Average Closing Price (as defined below) and (ii) dividing the result by the total number of issued and outstanding shares of Ridge Common Stock and Ridge Preferred Stock which are not held by Adaptec. For purposes hereof, the "Average Closing Price" shall mean the average of the last sale prices of a share of Adaptec Common Stock for the five most recent days that the Adaptec Common Stock has traded ending on the trading day immediately prior to the Effective Time of the Merger, as such prices are reported on the Nasdaq National Market.



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               3.2 Fractional Shares. No fractional share of Adaptec Common
Stock shall be issued in the Merger. In lieu thereof, each holder of shares of Ridge Common Stock or Ridge Preferred Stock who would otherwise be entitled to receive a fraction of a share of Adaptec Common Stock shall receive from Adaptec an amount of cash (rounded to the nearest whole cent) equal to the product of the fraction of a share of Adaptec Common Stock to which such holder would otherwise be entitled, multiplied by the Average Closing Price of one share of Adaptec Common Stock. For the purpose of determining fractional shares, all shares of Adaptec Common Stock to be issued to any Ridge stockholder shall be aggregated.

               3.3 Ridge Capital Stock Owned by Adaptec or Ridge. At the Effective Time, (i) all shares of Ridge Common Stock or Ridge Preferred Stock that are owned by Ridge as treasury stock shall be canceled and extinguished without any conversion thereof, and (ii) each share of Ridge Common Stock or Ridge Preferred Stock owned by Adaptec or any direct or indirect wholly owned subsidiary of Adaptec immediately prior to the Effective Time shall remain outstanding and shall become one fully paid and assessible share of the Surviving Corporation.

               3.4 Capital Stock of Merger Sub. As of the Effective Time of the Merger, each share of the capital stock of Merger Sub that is issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger, be converted into and become one fully-paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

               3.5    Exchange of Certificates.

                      (a) Exchange Agent. Prior to the Closing Date, Adaptec shall appoint ChaseMellon Shareholder Services to act as the exchange agent (the "Exchange Agent") in the Merger.

                      (b) Adaptec to Provide Adaptec Common Stock. Promptly after the Effective Date of the Merger (but in no event later than ten business days thereafter), Adaptec shall make available for exchange in accordance with this Section 3, through such reasonable procedures as Adaptec may adopt, the shares of Adaptec Common Stock issuable pursuant to Section 3.1 in exchange for outstanding shares of Ridge Common Stock and Ridge Preferred Stock.

                      (c) Exchange Procedures. Within ten days after the Effective Date of the Merger, the Exchange Agent shall mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time of the Merger represented outstanding shares of Ridge Common Stock or Ridge Preferred Stock (the "Certificates") whose shares were converted into Adaptec Common Stock pursuant to Section 3.1 hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and which shall be in such form and have such other provisions as Adaptec and Ridge may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Adaptec Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as



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may be appointed by Adaptec with the reasonable concurrence of the former Ridge stockholders, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of shares of Adaptec Common Stock to which the holder of Ridge Common Stock or Ridge Preferred Stock is entitled pursuant to Section 3.1 hereof. The Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Ridge Common Stock or Ridge Preferred Stock which is not registered on the transfer records of Ridge, a certificate representing the appropriate number of shares of Adaptec Common Stock may be delivered to a transferee if the Certificate representing such Ridge Common Stock or Ridge Preferred Stock is presented to the Exchange Agent and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. From and after the Effective Time of the Merger, until surrendered as contemplated by this Section 3.4, each Certificate shall be deemed for all corporate purposes to evidence the number of shares of Adaptec Common Stock into which the shares of Ridge Common Stock or Ridge Preferred Stock represented by such Certificate have been converted and the holder thereof shall have the rights with respect thereto as provided by the DCGL.

                      (d) No Further Ownership Rights in Capital Stock of Ridge. All Adaptec Common Stock delivered upon the surrender for exchange of shares of Ridge Common Stock or Ridge Preferred Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such Ridge Common Stock or Ridge Preferred Stock. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of Ridge Common Stock or Ridge Preferred Stock which were outstanding immediately prior to the Effective Date of the Merger. If, after the Effective Date of the Merger, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 3.5, provided that the presenting holder is listed on Ridge's stockholder list as a holder of Ridge Common Stock or Ridge Preferred Stock.

               3.6 Escrow Agreement. At the Closing, the Indemnifying Stockholders (as defined in Section 10.1) shall execute and deliver an escrow agreement (the "Escrow Agreement") substantially in the form attached hereto as
Exhibit 3.6. Pursuant to the Escrow Agreement, 20% of the shares to be issued to the Indemnifying Stockholders shall be placed in escrow for the purpose of securing the indemnity obligations of the Indemnifying Stockholders with respect to the representations and warranties set forth in Section 5 hereof, subject to the terms, conditions and limitations specified in Section 10 hereof.

               3.7 Stock Option Plan. At the Effective Time of the Merger, all options to purchase Ridge Common Stock then outstanding under the Ridge 1997 Stock Option Plan (the "Ridge Stock Option Plan") or held by the Willow Trust, The Jonathan Mark Jackson Living Revocable Trust est. 8/28/97, The Jackson Education Trust, The Robert J. Graham 1997 Irrevocable Trust and the Santa Clara Group Trust (the "Trusts") shall be assumed by Adaptec in accordance with
Section 8.6 hereof.



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        4.     Securities Act Compliance.

               4.1 Securities Act Exemption. The issuance of the Adaptec Common Stock in the Merger shall not be registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption contained in
Section 4(2) of the Securities Act.

               4.2    Stock Restrictions.

                      (a) The certificates representing the shares of Adaptec Common Stock issued pursuant to this Agreement shall bear a restrictive legend (and stop transfer orders shall be placed against the transfer thereof with Adaptec's transfer agent), which legend shall be removed in connection with the registration of such shares pursuant to Section 8.5, stating substantially as follows:

                      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (II) IN COMPLIANCE WITH RULE 144 OR (III) PURSUANT TO AN OPINION OF COUNSEL FOR RIDGE THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

                      (b) The certificates issued to Robert J. Graham ("Graham") and to the individuals listed in Exhibit 7.8(b) (the "Key Employees") shall also include the legends contemplated by the Stockholder's Agreement (as defined below).

        5. Representations and Warranties of Ridge. Ridge hereby represents and warrants to Adaptec and Merger Sub that the statements contained in this
Section 5 are true and correct as of the date of this Agreement, except as set forth in the disclosure schedule delivered by Ridge to Adaptec on the date hereof (and initialed by Adaptec and Ridge), a copy of which is attached hereto as Exhibit 5 (referred to herein as the "Ridge Disclosure Schedule"). The Ridge Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 5.

               5.1 Organization, Qualification, and Corporate Power. Ridge is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Ridge is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Ridge has full corporate power and authority, and has all necessary licenses and permits, to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Section 5 of the Ridge Disclosure Schedule lists the directors and officers of Ridge.

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               5.2 Authorization. Ridge has full power and authority to execute and deliver this Agreement, and, subject to receipt of the requisite approvals of its stockholders, to consummate the transactions contemplated hereunder and to perform its obligations hereunder and no other proceedings on the part of Ridge are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes the valid and legally binding obligation of Ridge, enforceable against Ridge in accordance with its terms and conditions, except as such enforceability may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law. Ridge need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

               5.3    Capitalization.

                      (a) Capital Stock. The entire authorized capital stock of Ridge immediately prior to the Effective Time of the Merger will consist of 15,000,000 shares of Ridge Common Stock, 2,075,392 of which are issued and outstanding, and 2,542,809 shares of Ridge Preferred Stock, consisting of 1,000,000 shares designated as Series B Preferred Stock, none of which are issued and outstanding and 1,542,809 shares designated as Series C Preferred Stock, 1,542,809 of which are issued and outstanding. All of the issued and outstanding shares of capital stock have been duly authorized, are validly issued, fully paid, and non-assessable, and are held of record by the respective stockholders as set forth in Section 5.3(a) of the Ridge Disclosure Schedule. All of the outstanding shares of Ridge's capital stock have been offered, issued and sold by Ridge in compliance with applicable Federal and state securities laws.

                      (b) No Other Rights or Agreements. Section 5.3(b) of the Ridge Disclosure Schedule lists all of the holders of options, warrants, purchase rights, subscription rights, conversion rights, exchange rights and other rights that could require Ridge to issue, sell or otherwise cause to become outstanding any of its capital stock (the "Stock Rights"), and if determinable, the number of shares of Ridge Common Stock subject to such Stock Rights. Except as set forth in Section 5.3(b) of the Ridge Disclosure Schedule, there are no other outstanding or authorized Stock Rights. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Ridge. To the knowledge of Ridge, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Ridge.

               5.4 Noncontravention. Neither the execution and the delivery of this Agreement by Ridge nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Ridge is subject or any provision of its charter or bylaws, or (B) (i) conflict with, (ii) result in a breach of, (iii) constitute a default under, (iv) result in the acceleration of,
(v) create in any party the right to accelerate, terminate, modify, or cancel, or (vi) require any notice under, any agreement, contract, lease, license, instrument, franchise permit or other arrangement to which Ridge is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets).

               5.5 Fees. Ridge has no liability or obligation to pay any fees or commissions to any broker, finder, agent or attorney with respect to the transactions contemplated by this Agreement, except as described in Section 5.5 of the Ridge Disclosure Schedule.

               5.6 Financial Statements. Section 5.6 of the Ridge Disclosure Schedule contains the unaudited balance sheet, statement of operations and statement of cash flows (the "Financial Statements") as of and for the period from its inception through March 31, 1998 (the "Fiscal Period End") for Ridge. The Financial Statements (including the notes thereto) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby ("GAAP") and present fairly the financial condition of Ridge as of such dates and the consolidated results of operations of Ridge as for such periods; provided, however, that the Financial Statements lack footnotes and certain other presentation items and are subject to normal year end adjustments. The books of account of Ridge reflect as of the dates shown thereon substantially all items of income and expenses, and all assets, liabilities and accruals of Ridge required to be reflected therein, in accordance with GAAP.

               5.7    Subsidiaries.  Ridge has no subsidiaries.

               5.8 Title to Assets. Ridge has good and marketable title to, or a valid leasehold interest in or license to use, the properties and assets (including, without limitation, all Intellectual Property material to the conduct of its business) used by it, located on its premises, or shown on the balance sheet contained within the Financial Statements (the "Balance Sheet") or acquired after the date thereof, free and clear of all Security Interests. No Person other than Ridge will own at the time of the Closing any assets or properties currently utilized in or reasonably necessary to the operations or business of Ridge or situated on any of the premises of Ridge (other than the lessors of assets subject to leases and the licensors of rights subject to licenses.) There are no existing contracts, agreements, commitments or arrangements with any Person to acquire any of the assets or properties of Ridge (or any interest therein) except for this Agreement and those contracts entered into during the Ordinary Course of Business for the sale of products and services to customers of Ridge.

               5.9 Events Subsequent to Fiscal Period End. Since the Fiscal Period End, there has not been any material adverse change in the Business Condition of Ridge. Without limiting the generality of the foregoing, since that date:

                      (a) Ridge has not sold, leased, transferred, or assigned any assets or properties, tangible or intangible, except in the Ordinary Course of Business;

                      (b) except for those agreements, contracts, leases and commitments identified in Section 5.13, Section 5.14 or Section 5.17 of the Ridge Disclosure Schedule, Ridge has not entered into, assumed or become bound under or obligated by any agreement, contract, lease or commitment (collectively, a "Ridge Agreement") or extended or modified the terms of any Ridge Agreement which (i) involves the payment of greater than $10,000 per annum or which extends for more than one (1) year, (ii) involves any payment or obligation to any Affiliate of Ridge, (iii) involves the sale of any material assets, (iv) involves any OEM relationship, or (v) involves any exclusive or extraordinary license of Ridge's technology;

                      (c) no party (including Ridge) has accelerated, terminated, made modifications to, or canceled any agreement, contract, lease, or license to which Ridge is a party or by which it is bound and Ridge has not modified, canceled or waived or settled any debts or claims held by it, or waived or settled any rights or claims of a substantial value;

                      (d) none of the assets of Ridge, tangible or intangible, has become subject to any Security Interest;

                      (e) Ridge has not made any capital expenditures except in the Ordinary Course of Business and not exceeding $10,000 in the aggregate of all such capital expenditures;

                      (f) Ridge has not made any capital investment in, or any loan to, any other Person;

                      (g) Ridge has not created, incurred, assumed, prepaid or guaranteed any indebtedness for borrowed money and capitalized lease obligations, or extended or modified any existing indebtedness;

                      (h) Ridge has not granted any license or sublicense of any rights under or with respect to any Intellectual Property, except to customers in the Ordinary Course of Business;

                      (i) there has been no change made or authorized in the charter or bylaws of Ridge;

                      (j) Ridge has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                      (k) Ridge has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                      (l) Ridge has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property in excess of $10,000 in the aggregate of all such damage, destruction and losses;

                      (m) Ridge has not suffered any repeated, recurring or prolonged shortage, cessation or interruption of inventory shipments, supplies or utility services;

                      (n) Ridge has not made any loan to, or entered into any other transaction with, or paid any bonuses in excess of an aggregate of $10,000 to, any of its Affiliates, directors, officers, or employees or their Affiliates, and, in any event, any such transaction was on fair and reasonable terms no less favorable to Ridge than would be obtained in a comparable arm's length transaction with a Person which is not such a director, officer or employee or Affiliate thereof;

                      (o) Ridge has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                      (p) Ridge has not granted any increase in the base compensation of any of its directors or officers, or, except in the Ordinary Course of Business, any of its other employees;

                      (q) Ridge has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, or employees (or taken any such action with respect to any other Employee Benefit
Plan);

                      (r) Ridge has not made any other change in employment terms for any of its directors or officers, or any material change in employment terms for any of its other employees;

                      (s) Ridge has not suffered any material adverse change or any threat of any material adverse change in its relations with, or any loss or threat of loss of, any of its major customers, distributors or dealers;

                      (t) Ridge has not suffered any material adverse change or any threat of any material adverse change in its relations with, or any loss or threat of loss of, any of its major suppliers;

                      (u) Ridge has not received notice or had knowledge of any actual or threatened labor trouble or strike, or any other occurrence, event or condition of a similar character;

                      (v) Ridge has not changed any of the accounting principles followed by it or the method of applying such principles;

                      (w) Ridge has not made a change in any of its banking or safe deposit arrangements;

                      (x) Ridge has not entered into any material transaction other than in the Ordinary Course of Business; and

                      (y) Ridge has not committed to any of the foregoing.

               5.10 Undisclosed Liabilities. Ridge has no liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes) of a character which, under GAAP, should be accrued, shown or disclosed on a balance sheet of Ridge, except for (i) liabilities set forth on the Balance Sheet, (ii) liabilities which have arisen after the Fiscal Period End in the Ordinary Course of Business, and (iii) liabilities arising out of the transactions contemplated by this Agreement.

               5.11 Legal Compliance. Ridge has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof). No action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, notice or inquiry has been filed or commenced against Ridge by any governmental body alleging any failure to so comply. The licenses, permits, approvals, registrations, qualifications, certificates and other governmental authorizations that are listed on Section 5.11 of the Ridge Disclosure Schedule are the only governmental authorizations that are necessary for the operations of Ridge as they are presently conducted, except where the failure to obtain any such authorization would not have a Material Adverse Effect on Ridge.

               5.12   Tax Matters.

                      (a) For purposes of this Agreement, "Taxes" means all federal, state, municipal, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, value added, license, excise, franchise, employment, withholding, capital stock, levies, imposts, duties, transfer and registration fees or similar taxes or charges imposed on the income, payroll, properties or operations of Ridge, together with any interest, additions or penalties, deficiencies or assessments with respect thereto and any interest in respect of such additions or penalties.

                      (b) Ridge has filed all reports and returns with respect to any Taxes ("Tax Returns") that it was required to file. All such Tax Returns were correct and complete in all respects, and no such Tax Returns are currently the subject of audit. All Taxes owed by Ridge (whether or not shown on any Tax Return) were paid in full when due or are being contested in good faith and are supported by adequate reserves in the Financial Statements. Ridge has provided adequate reserves in the Financial Statements for the payment of any taxes accrued but not yet due and payable. Ridge is not currently the beneficiary of any extension of time within which to file any Tax Return, and Ridge has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

                      (c) There is no dispute or claim concerning any Tax liability of Ridge either (A) claimed or raised by any government or taxing authority in writing or (B) based upon personal contact with any agent of such authority. There are no tax liens of any kind upon any property or assets of Ridge, except for inchoate liens for taxes not yet due and payable.

                      (d) Ridge has not filed a consent under Sec. 341(f) of the Code concerning collapsible corporations. Ridge has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under any circumstances could obligate it to make any payments as a result of the consummation of the Merger that will not be deductible under Code Sec. 280G. Ridge has not been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). Ridge is not a party to any tax allocation or sharing agreement. Ridge (A) has not been a member of any affiliated group within the meaning of Code Sec. 1504 or any similar group defined under a similar provision of state, local, or foreign law (an "Affiliated Group") filing a consolidated federal Income Tax Return (other than a group the common parent of which was Ridge) and (B) has no liability for the taxes of any Person (other than Ridge) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                      (e) The unpaid Taxes of Ridge (A) did not, as of the Fiscal Period End, exceed by any amount the reserve for Tax liability (excluding any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the Balance Sheet (rather than in any notes thereto) and (B) will not exceed by any material amount that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of Ridge in filing its Tax Returns.

               5.13   Properties.

                      (a) Ridge owns no real property.

                      (b) Section 5.13 of the Ridge Disclosure Schedule lists and describes briefly all real property leased or subleased to Ridge. Ridge has delivered to Adaptec correct and complete copies of the leases and subleases listed in Section 5.13 of the Ridge Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 5.13 of the Ridge Disclosure Schedule, to the knowledge of Ridge:

                                 (i) the lease or sublease is legal, valid,
binding, enforceable, and in full force and effect in all respects, except as such enforceability may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law;

                                 (ii) no party to the lease or sublease is in
material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                                 (iii) no party to the lease or sublease has
repudiated any material provision thereof;

                                 (iv) there are no disputes, oral agreements, or
forbearance programs in effect as to the lease or sublease:

                                 (v) Ridge has not assigned, transferred,
conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and

                                 (vi) to the knowledge of Ridge, all facilities
leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof, and have been operated and maintained in accordance with applicable laws, rules, and regulations in all material respects.

               5.14   Intellectual Property.

                      (a) Ridge has not interfered with, infringed upon, misappropriated or violated any Intellectual Property rights of third parties in any respect, and has not received since its inception any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Ridge must license or refrain from using any Intellectual Property rights of any third party). To the knowledge of Ridge, no third party has interfered with, infringed upon, misappropriated, or violated any Intellectual Property rights of Ridge.

                      (b) Section 5.14(b) of the Ridge Disclosure Schedule identifies each patent or registration which has been issued to Ridge or any Affiliate of Ridge with respect to any of the Intellectual Property used in Ridge's business, identifies each pending patent application or application for registration which Ridge or any Affiliate of Ridge has made with respect to any of the Intellectual Property used in Ridge's business, and identifies each license, agreement, or other permission which Ridge or any Affiliate of Ridge has granted to any third party with respect to any of the Intellectual Property used in Ridge's business (together with any exceptions). Ridge has delivered to Adaptec correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date).
Section 5.14(b) of the Ridge Disclosure Schedule also identifies (i) each trade name or unregistered trademark used by Ridge or any Affiliate of Ridge in connection with any of its businesses, and (ii) each registered copyright owned by Ridge or any Affiliate of Ridge with respect to Intellectual Property used in Ridge's business. With respect to each item of Intellectual Property required to be identified in Section 5.14(b) of the Ridge Disclosure Schedule or material to the conduct of Ridge's business:

                                 (i) Ridge possesses, or will possess prior to
the Closing, all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction (except for rights of third parties under licenses disclosed in the Ridge Disclosure Schedule);

                                 (ii) the item is legal and valid and in full
force and effect and is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                                 (iii) no action, suit, proceeding, hearing,
investigation, charge, complaint, claim, or demand is pending or, to Ridge's knowledge, threatened in writing which challenges the legality, validity, enforceability, use or ownership of the item; and

                                 (iv) Ridge has never agreed to indemnify any
Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                      (c) Section 5.14(c) of the Ridge Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that Ridge uses pursuant to license, sublicense, agreement, or permission, other than generally available software that can be acquired without signing an agreement. Ridge has delivered to Adaptec correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 5.14(c) of the Ridge Disclosure Schedule:

                                 (i) the license, sublicense, agreement or
permission covering the item is legal, valid, binding, enforceable, and in full force and effect in all respects, except as such enforceability may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law;

                                 (ii) to the knowledge of Ridge, no party (other
than Ridge) to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

                                 (iii) to the knowledge of Ridge, no party
(other than Ridge) to the license, sublicense, agreement, or permission has repudiated any provision thereof; and

                                 (iv) Ridge has not granted any sublicense or
similar right with respect to the license, sublicense, agreement, or permission.

               5.15 Tangible Assets. To the knowledge of Ridge, the buildings, machinery, equipment, and other tangible assets that Ridge owns and leases are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear) and are usable in the Ordinary Course of Business.

               5.16 Inventory. To the knowledge of Ridge, all of the inventory of Ridge, which consists of raw materials and supplies, manufactured and processed parts, work in process, and finished goods, is usable, merchantable and fit for the purpose for which it was procured or manufactured, and none of such inventory is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory write down reflected on the Balance Sheet as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of Ridge.

               5.17 Contracts. Section 5.17 of the Ridge Disclosure Schedule lists the following contracts, agreements, commitments and other arrangements to which Ridge is a party or by which Ridge or any of its assets is bound:

                      (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $10,000 per annum;

                      (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $10,000;

                      (c) any agreement for the purchase of supplies, components, products or services from single source suppliers, custom manufacturers or subcontractors;

                      (d) any agreement concerning a partnership or joint venture;

                      (e) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money or any capitalized lease obligation in excess of $10,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                      (f) any agreement concerning confidentiality, noncompetition or restraint of trade;

                      (g) any agreement with any Ridge stockholder or any of such stockholder's Affiliates (other than Ridge) or with any Affiliate of Ridge;

                      (h) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

                      (i) any collective bargaining agreement;

                      (j) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis;

                      (k) any agreement under which it has advanced or loaned any amount to any of its directors, officers, or employees other than amounts advanced for business expenses incurred in the Ordinary Course of Business;

                      (l) any agreement under which the consequences of a default or termination could be reasonably expected to have a Material Adverse Effect on Ridge;

                      (m) any agreement with any original equipment manufacturer entered into or performed by Ridge since its inception;

                      (n) any agreement pursuant to which Ridge is obligated to provide maintenance, support or training for its products;

                      (o) any standard form agreement used by Ridge, including, but not limited to, any purchase order, statement of standard terms and conditions of sale, or employment offer letter;

                      (p) any agreement pursuant to which any of Ridge's products is manufactured; and

                      (q) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $10,000 or which is expected to continue for more than six months from the date hereof.

Ridge has delivered to Adaptec a correct and complete copy of each written agreement listed in Section 5.17 of the Ridge Disclosure Schedule and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 5.17 of the Ridge Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect in all respects, except as such enforceability may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law; (B) no party is in breach or default of any material provision of such agreement, and no event has occurred, which with notice or lapse of time would constitute such a breach or default, or permit termination, modification, or acceleration, under the agreement; (C) no party has repudiated any material provision of the agreement; and (D) Ridge does not have any reason to believe that the service called for thereunder cannot be supplied in accordance with its terms.

               5.18 Notes and Accounts Receivable. All notes and accounts receivable of Ridge, all of which are reflected properly on the books and records of Ridge, are valid receivables subject to no setoffs, defenses or counterclaims, and, to the knowledge of Ridge, are collectible, in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts reflected on the Balance Sheet as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of Ridge.

               5.19 Power of Attorney. There are no outstanding powers of attorney executed on behalf of Ridge.

               5.20 Insurance. Ridge has delivered to Adaptec copies of each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) with respect to which Ridge is a party, a named insured, or otherwise the beneficiary of coverage. With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect in all respects (and there has been no notice of cancellation or nonrenewal of the policy received); (B) neither Ridge nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; (C) no party to the policy has repudiated any provision thereof; and (D) there has been no failure to give any notice or present any claim under the policy in due and timely fashion. Section 5.20 of the Ridge Disclosure Schedule describes any self-insurance arrangements presently maintained by Ridge.

               5.21 Litigation. Section 5.21 of the Ridge Disclosure Schedule sets forth each instance in which Ridge (or any of its assets) (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is or has been since its inception a party, or, to the knowledge of Ridge, is threatened to be made a party, to any action, suit, proceeding, hearing, arbitration, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. To the knowledge of Ridge, there are no facts or circumstances which would form the basis of any claim against Ridge.

               5.22 Product Warranty. Substantially all of the products manufactured, sold, leased, and delivered by Ridge have conformed in all respects with all applicable contractual commitments and all express and implied warranties, and, to Ridge's knowledge, Ridge has no liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) for replacement or repair thereof or other damages in connection therewith, other than in the Ordinary Course of Business in an aggregate amount not exceeding $10,000. Substantially all of the products manufactured, sold, leased, and delivered by Ridge are subject to standard terms and conditions of sale or lease. Section 5.17(o) of the Ridge Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for Ridge (containing applicable guaranty, warranty, and indemnity provisions).

               5.23 Product Liability. Ridge has no liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by Ridge.

               5.24   Employee Matters and Benefit Plans.

                      (a) Definitions. With the exception of the definition of "Affiliate" set forth in Section 5.24(a)(i) below (which definition shall apply only to this Section 5.24), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                                 (i) "Affiliate" shall mean any other person or
entity under common control with Ridge within the meaning of Section 414(b),
(c), (m) or (o) of the Code and the regulations issued thereunder;

                                 (ii) "Ridge Employee Plan" shall mean any plan,
program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by Ridge or any Affiliate for the benefit of any Employee, or with respect to which Ridge or any Affiliate has or may have any liability or obligation;

                                 (iii) "COBRA" shall mean the Consolidated
Omnibus Budget Reconciliation Act of 1985, as amended;

                                 (iv) "DOL" shall mean the Department of Labor;

                                 (v) "Employee" shall mean any current or former
employee, consultant or director of Ridge or any Affiliate;

                                 (vi) "Employee Agreement" shall mean each
management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, contract or understanding between Ridge or any Affiliate and any Employee;

                                 (vii) "ERISA" shall mean the Employee
Retirement Income Security Act of 1974, as amended;

                                 (viii) "FMLA" shall mean the Family Medical
Leave Act of 1993, as amended;

                                 (ix) "International Employee Plan" shall mean
each Ridge Employee Plan that has been adopted or maintained by Ridge or any Affiliate, whether informally or formally, or with respect to which Ridge or any Affiliate will or may have any liability, for the benefit of Employees who perform services outside the United States;

                                 (x) "IRS" shall mean the Internal Revenue
Service;

                                 (xi) "Multiemployer Plan" shall mean any
"Pension Plan" (as defined below) which is a "multiemployer plan," as defined in
Section 3(37) of ERISA;

                                 (xii)"PBGC" shall mean the Pension Benefit
Guaranty Corporation; and

                                 (xiii) "Pension Plan" shall mean each Ridge
Employee Plan which is an "employee pension benefit plan," within the meaning of
Section 3(2) of ERISA.

                      (b) Schedule. Section 5.24(b) of the Ridge Disclosure Schedule contains an accurate and complete list of each Ridge Employee Plan and each Employee Agreement under each Ridge Employee Plan or Employee Agreement. Ridge does not have any plan or commitment to establish any new Ridge Employee Plan, to enter into any new Employee Agreement, or to modify any Ridge Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Ridge Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Adaptec in writing, or as required by this Agreement).

                      (c) Documents. Ridge has provided to Adaptec: (i) correct and complete copies of all documents embodying each Ridge Employee Plan and each Employee Agreement including (without limitation) all amendments thereto and all related trust documents; (ii) the most recent annual actuarial valuations, if any, prepared for each Ridge Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Ridge Employee Plan; (iv) if any Ridge Employee Plan is funded, the most recent annual and periodic accounting of such Ridge Employee Plan's assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Ridge Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the DOL with respect to any such application or letter; (vii) all material written agreements and contracts relating to each Ridge Employee Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (viii) all communications material to any Employee or Employees relating to any Ridge Employee Plan and any proposed Ridge Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to Ridge; (ix) all correspondence to or from any governmental agency relating to any Ridge Employee Plan; (x) all COBRA forms and related notices; (xi) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Ridge Employee Plan; (xii) all discrimination tests for each Ridge Employee Plan for the most recent plan year; and (xiii) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Ridge Employee Plan.

                      (d) Employee Plan Compliance. Except as set forth in
Section 5.24(d) of the Ridge Disclosure Schedule, (i) Ridge has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to each Ridge Employee Plan, and each Ridge Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) there are no actions, suits or claims pending, or, to the knowledge of Ridge, threatened or reasonably anticipated (other than routine claims for benefits) against any Ridge Employee Plan or against the assets of any Ridge Employee Plan; (iii) each Ridge Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Adaptec, Ridge or any of its Affiliates (other than ordinary administration expenses); and (iv) there are no audits, inquiries or proceedings pending or, to the knowledge of Ridge or any Affiliates, threatened by the IRS or DOL with respect to any Ridge Employee Plan.

                      (e) Pension Plan. Neither Ridge nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, (i) any Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code or
(ii) any Ridge Employee Plan intended to qualify under Section 401(a) of the Code.

                      (f) Multiemployer Plans. At no time has Ridge or any Affiliate contributed to or been required to contribute to any Multiemployer Plan.

                      (g) No Post-Employment Obligations. Except as set forth in
Schedule 5.24(g), no Ridge Employee Plan provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and Ridge has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

                      (h) COBRA. Neither Ridge nor any Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA or any similar provisions of state law applicable to its Employees.

                      (i) Effect of Transaction.

                                 (i) Except as set forth in Section 5.24(i) of
the Ridge Disclosure Schedule, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Ridge Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                                 (ii) Except as set forth in Section 5.24(i) of
the Ridge Disclosure Schedule, no payment or benefit which will or may be made by Ridge or its Affiliates with respect to any Employee as a result of the transactions contemplated by this Agreement or otherwise will be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code (but without regard to clause (ii) thereof).

                      (j) Employment Matters. Ridge: (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending or, to the knowledge of Ridge, threatened or reasonably anticipated claims or actions against Ridge under any worker's compensation policy or long-term disability policy. No Employee has advised any executive officer of Ridge prior to the Closing Date that he or she plans to terminate employment with Ridge during the next twelve months.

                      (k) Labor. No work stoppage or labor strike against Ridge is pending or, to the knowledge of Ridge, threatened or reasonably anticipated. Ridge does not know of any activities or proceedings of any labor union to organize any Employees. Except as set forth in Section 5.24(k) of the Ridge Disclosure Schedule, there are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of Ridge, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to Ridge. Neither Ridge nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Except as set forth in Section 5.24(k) of the Ridge Disclosure Schedule, Ridge is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by Ridge.

                      (l) International Employee Plan. Ridge does not now and never has established or maintained an International Employee Plan.


               5.25 Guaranties. Ridge is not a guarantor or otherwise responsible for any liability or obligation (including indebtedness) of any other Person.

               5.26   Environment, Health, and Safety.

                      (a) For purposes of this Agreement, the following terms have the following meanings:

                      "Environmental, Health, and Safety Laws" means any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, plans, injunctions, judgments, decrees, requirements or rulings now or hereafter in effect, imposed by any governmental authority regulating, relating to, or imposing liability or standards of conduct relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), public health and safety, or employee health and safety, concerning any Hazardous Materials or Extremely Hazardous Substances, as such terms as defined herein, or otherwise regulated, under any Environmental, Health and Safety Laws. The term "Environmental, Health and Safety Laws" shall include, without limitation, the Clean Water Act

(also known as the Federal Water Pollution Control Act), 33 U.S.C. Section 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136 et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Superfund Amendment and Reauthorization Act of 1986, Public Law 99-4, 99, 100 Stat. 1613, the Emergency Planning and Community Right to Know Act, 42 U.S.C.
Section 11001 et seq., the Resource Conservation and Recovery Act, 42 U.S.C.
Section 6901 et seq., and the Occupational Safety and Health Act, 29 U.S.C.
Section 651 et seq., all as amended, together with any amendments thereto, regulations promulgated thereunder and all substitutions thereof.

                      "Extremely Hazardous Substance" means a substance on the list described in Section 302 (42 U.S.C. Section 11002(a)(2)) of the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001 et seq., as amended.

                      "Hazardous Material" means any material or substance that, whether by its nature or use, is now or hereafter defined as a pollutant, dangerous substance, toxic substance, hazardous waste, hazardous material, hazardous substance or contaminant under any Environmental, Health and Safety Laws, or which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and which is now or hereafter regulated under any Environmental, Health and Safety Laws, or which is or contains petroleum, gasoline, diesel fuel or other petroleum hydrocarbon product.

                      (b) To the knowledge of Ridge, each of Ridge and its predecessors and Affiliates (A) has complied with the Environmental, Health, and Safety Laws in all material respects (and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, directive or notice has been filed or commenced against any of them alleging any such failure to comply), (B) has obtained and been in substantial compliance with all of the terms and conditions of all permits, licenses, certificates and other authorizations which are required under the Environmental, Health, and Safety Laws, and (C) has complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in the Environmental. Health, and Safety Laws.

                      (c) To the knowledge of Ridge, Ridge has no liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), and none of Ridge and its predecessors and Affiliates has handled or disposed of any Hazardous Materials or Extremely Hazardous Substances, arranged for the disposal of any Hazardous Materials or Extremely Hazardous Substances, exposed any employee or other individual to any Hazardous Materials or Extremely Hazardous Substances, or owned or operated any property or facility in any manner that could give rise to any liability, for damage to any site, location, surface water, groundwater, land surface or subsurface strata, for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

                      (d) To the knowledge of Ridge, no Extremely Hazardous Substances are currently, or have been, located at, on, in, under or about all properties and equipment used in the business of Ridge and its predecessors and Affiliates.

                      (e) To the knowledge of Ridge, no Hazardous Materials are currently located at, on, in, under or about all properties and equipment used in the business of Ridge and its predecessors and Affiliates in a manner which violates any Environmental, Health and Safety Laws or which requires cleanup or corrective action of any kind under any Environmental, Health and Safety Laws.

               5.27 Certain Business Relationships With Ridge. No director or officer of Ridge, nor any member of their immediate families, nor any Affiliate of any of the foregoing, owns, directly or indirectly, or has an ownership interest in (a) any business (corporate or otherwise) which is a party to, or in any property which is the subject of, any business arrangement or relationship of any kind with Ridge, or (b) any business (corporate or otherwise) which conducts the same business as, or a business similar to, that conducted by Ridge other than, in either case, shares of publicly traded securities.

               5.28 No Adverse Developments. There is no development (exclusive of general economic factors affecting business in general) or, to Ridge's knowledge, threatened development affecting Ridge (or affecting customers, suppliers, employees, and other Persons which have relationships with Ridge) that (i) is having or is reasonably likely to have a Material Adverse Effect on Ridge, or (ii) would prevent Adaptec from conducting the business of the Surviving Corporation following the Closing in the manner in which it was conducted or planned to be conducted by Ridge prior to the Closing.

               5.29 Full Disclosure. No representation or warranty in this
Section 5 or in any document delivered by Ridge pursuant to the transactions contemplated by this Agreement, and no statement, list, certificate or instrument furnished to Adaptec pursuant hereto or in connection with this Agreement contains any untrue statement of a material fact, or omits to state any fact necessary in the light of the circumstances in which it was made, to make any statement herein or therein not materially misleading. There is no fact, development or threatened development (excluding general economic factors affecting business in general) which Ridge has not disclosed to Adaptec in writing and which is having or is reasonably likely to have a Material Adverse Effect on Ridge. Ridge has delivered to Adaptec true, correct and complete copies of all documents, including all amendments, supplements and modifications thereof or waivers currently in effect thereunder, described in the Ridge Disclosure Schedule.

        6. Representations and Warranties of Adaptec and Merger Sub. Adaptec and Merger Sub jointly and severally represent and warrant to Ridge that the statements contained in this Section 6 are true and correct as of the date of this Agreement, except as set forth in the disclosure schedule delivered by Adaptec and Merger Sub to Ridge on the date hereof (and initialed by Adaptec, Merger Sub and Ridge), a copy of which is attached hereto as Exhibit 6 (referred to herein as the "Adaptec

Disclosure Schedule"). The Adaptec Disclosure Schedule will be arranged in paragraphs corresponding to the numbered paragraphs contained in this Section 6.

               6.1 Organization, Qualification and Corporate Power. Each of Adaptec and Merger Sub is a corporation duly organized, validity existing, and in good standing under the laws of the State of Delaware. Adaptec is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Ridge.

               6.2    Capitalization.

                      (a) As of March 31, 1998, the authorized capital stock of Adaptec consisted of (i) 1,000,000 shares of Preferred Stock, $.001 par value, of which 250,000 have been designated Series A Participating Preferred Stock, none of which are outstanding and (ii) 400,000,000 shares of Adaptec Common Stock, of which 113,980,937 shares were issued and outstanding, 32,616,940 shares were reserved for issuance pursuant to Adaptec's employee and director stock plans and 4,452,187 shares were reserved for issuance upon conversion of subordinated long term debt. The authorized capital stock of Merger Sub consists of 100 shares of Common Stock, $.001 par value, all of which, as of the date hereof, are issued and outstanding. All of the outstanding shares of Adaptec's and Merger Sub's respective capital stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this
Section 6.2, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Adaptec or any of its subsidiaries or obligating Adaptec or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, Adaptec or any of its subsidiaries.

                      (b) The shares of Adaptec Common Stock to be issued pursuant to Section 3.1 of this Agreement and the Adaptec stock options to be issued pursuant to Section 3.7 of this Agreement are duly authorized and reserved for issuance.

               6.3 Authorization. Adaptec and Merger Sub each has full power and authority (including full corporate power and authority) to execute and deliver this Agreement, to consummate the transactions contemplated hereunder and to perform its obligations hereunder and no other proceedings on the part of Adaptec or Merger Sub are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes the valid and legally binding obligation of Adaptec and Merger Sub, enforceable against Adaptec and Merger Sub in accordance with its terms and conditions, except as such enforceability may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law. Adaptec has full corporate power and authority to execute and deliver the Stockholder's Agreement. The Stockholder's Agreement constitutes the valid and binding obligation of Adaptec, enforceable against Adaptec in accordance with its terms and conditions. Neither Adaptec nor Merger Sub need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

               6.4 Noncontravention. Neither the execution and the delivery of this Agreement and, to the extent applicable, the Stockholder's Agreement, by Adaptec or Merger Sub nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Adaptec or any of its subsidiaries or Merger Sub is subject or any provision of their respective charters or bylaws, or (B) (i) conflict with, (ii) result in a breach of, (iii) constitute a default under, (iv) result in the acceleration of, (v) create in any party the right to accelerate, terminate, modify, or cancel, or (vi) require any notice under, any agreement, contract, lease, license, instrument, or other arrangement to which Adaptec or any of its subsidiaries or Merger Sub is a party or by which any of them is bound or to which any of their assets is subject.

               6.5    SEC Filings; Financial Statements.

                      (a) Adaptec has filed all forms, reports and documents required to be filed with the SEC since March 31, 1997, and has heretofore delivered to Ridge, in the form filed with the SEC, (i) its Annual Report on Form 10-K for the fiscal year ended March 31, 1997, (ii) its Quarterly Reports on Form 10-Q for the periods ended June 30, 1997, September 30, 1997 and December 31, 1997, (iii) all proxy statements relating to Adaptec's meetings of stockholders (whether annual or special) held since March 31, 1997, (iv) all other reports and registration statements filed by Adaptec with the SEC since March 31, 1997 and (v) all amendments and supplements to all such reports and registration statements, including Adaptec's Annual Report filed pursuant to Rule 14a-3 promulgated under the Exchange Act, filed by Adaptec with the SEC (collectively, the "Adaptec SEC Reports"). The Adaptec SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Adaptec's subsidiaries is required to file any forms, reports or other documents with the SEC.

                      (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Adaptec SEC Reports has been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents the consolidated financial position of Adaptec and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount.

                      (c) Adaptec has heretofore furnished to Ridge a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Adaptec with the SEC pursuant to the Securities Act or the Exchange Act.

               6.6 No Undisclosed Liabilities. Neither Adaptec nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) which are in the aggregate material to the business, operations or financial condition of Adaptec and its subsidiaries taken as a whole, except liabilities adequately reserved for in the balance sheet included in Adaptec's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997 (the "Adaptec Balance Sheet") or incurred since December 31, 1997 in the Ordinary Course of Business and liabilities incurred in connection with this Agreement.

               6.7 Absence of Litigation. Other than as disclosed in the Adaptec SEC Reports, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of Adaptec, threatened against Adaptec or any of its subsidiaries, or any properties or rights of Adaptec or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that, individually or in the aggregate, could have a Material Adverse Effect on Adaptec.

               6.8 Information Statement. The information supplied by Adaptec for inclusion in the Information Statement (as defined below) shall not, on the date the Information Statement is first mailed to the Ridge stockholders, and at the Effective Time of the Merger, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements therein not false or misleading. If at any time prior to the Effective Time of the Merger any event relating to Adaptec, Merger Sub or any of their respective affiliates, officers or directors should be discovered by Adaptec or Merger Sub which should be set forth in a supplement to the Information Statement, Adaptec or Merger Sub will promptly inform Ridge. Notwithstanding the foregoing, Adaptec and Merger Sub make no representation or warranty with respect to any information supplied by Ridge which is contained in any of the foregoing documents.

               6.9 Full Disclosure. No representation or warranty in this
Section 6 or in any document delivered by Adaptec or Merger Sub to Ridge pursuant to the transactions contemplated by this Agreement contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in the light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

               6.10 Adaptec Common Stock. The Adaptec Common Stock to be issued in accordance with Section 3.1 and the Adaptec Common Stock to be issued in accordance with Section 8.6 of Agreement will be validly issued, fully paid and nonassessable and not subject to preemptive rights.

               6.11 No Material Adverse Change. Since December 31, 1997, there has not been any material adverse change in the Business Condition of Adaptec. There is no development (exclusive of general economic factors affecting business in general) or, to Adaptec's knowledge, threatened development affecting Adaptec that is having or is reasonably likely to have a Material Adverse Effect on Adaptec.

               6.12 Material Agreements. With respect to each agreement that has been filed as an exhibit to the Adaptec SEC Reports: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect in all respects, except as such enforceability may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law;
(B) no party is in breach or default of any material provision of such agreement, and no event has occurred, which with notice or lapse of time would constitute such a breach or default, or permit termination, modification, or acceleration, under the agreement; (C) no party has repudiated any material provision of the agreement; and (D) Adaptec does not have any reason to believe that the service called for thereunder cannot be supplied in accordance with its terms and without resulting in a loss to Adaptec.

        7. Pre-Closing Covenants. With respect to the period between the execution of this Agreement and the earlier of the termination of this Agreement and the Effective Time of the Merger:

               7.1 General. Each of the Parties will use their best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement as promptly as possible (including satisfaction, but not waiver, of the closing conditions set forth in Section 9 below).

               7.2 Notices and Consents. Ridge will give any notices to third parties and will use its reasonable best efforts to obtain any third party consents that Adaptec reasonably may request in connection with the matters identified in Section 5.4 of the Ridge Disclosure Schedule. Notwithstanding the foregoing, nothing in this Section 7.2 shall be construed to require any Party to transfer or assign rights or other assets to a Person who is not a Party.

               7.3 Operation of Business. Ridge will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business or except as disclosed in Section 5.9 of the Ridge Disclosure Schedule. Without limiting the generality of the foregoing, Ridge will not (i) cause or permit any amendment to its Certificate of Incorporation or Bylaws (except as specifically contemplated by this Agreement), (ii) issue any capital stock or issue or grant any options, warrants or rights to acquire any capital stock (other than in connection with the exercise of stock options outstanding on the date of this Agreement) or (iii) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock (except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares upon termination of their services), or (iv) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 5.9 above. In addition, Ridge will comply with all laws, statutes, ordinances, rules, regulations and orders applicable to it or to the conduct of its business, except for violations that would not subject Ridge to a penalty or loss that would constitute a Material Adverse Effect on Ridge.

               7.4 Preservation of Business. Ridge will use all commercially reasonable efforts to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

               7.5 Access to Information. Ridge will permit Adaptec and its representatives to have access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Ridge, to the business and operations of Ridge. Neither such access, inspection and furnishing of information to Adaptec and its representatives, nor any investigation by Adaptec and its representatives, shall in any way diminish or otherwise effect Adaptec's right to rely on any representation or warranty made by Ridge hereunder. All information received or made available to Adaptec and its representatives pursuant to this Section 7.5 shall be subject to and deemed covered by the terms of the Master Mutual Nondisclosure Agreement dated June 20, 1997 between Adaptec and Ridge.

               7.6 Notice of Developments. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of its own representations and warranties in Section 5 or Section 6 above. No disclosure by any Party pursuant to this Section 7.6, however, shall be deemed to amend or supplement the Ridge Disclosure Schedule or the Adaptec Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

               7.7 Amendment of Ridge Certificate of Incorporation. Ridge shall use its best efforts to amend Article IX, Section 3 of Ridge's Certificate of Incorporation to eliminate any right of any holders of Ridge Preferred Stock to receive proceeds of a liquidation, dissolution or winding up of Ridge in excess of the Original Issue Price (as defined in the Ridge Certificate of Incorporation) applicable to such Ridge Preferred Stock.

               7.8    Stockholder's Agreements.

                      (a) Ridge shall use its best efforts to cause each holder of Ridge Common Stock or Ridge Preferred Stock to execute and deliver to Adaptec on or before the Closing Date, an agreement in the form of Exhibit 7.8 (a) attached hereto (each a "Stockholder's Agreement"), setting forth, among other things, certain restrictions upon the transferability of Adaptec Common Stock in compliance with the Securities Act and representations in connection with the continuity of interest requirement under the Code.

                      (b) The Stockholder's Agreements for each of the Ridge employees listed on Exhibit 7.8(b) attached hereto (the "Senior Employees") (and the Trusts to whom certain Senior Employees have transferred certain shares) shall also include (i) a restriction on the transfer of the shares of Adaptec Common Stock received by such individuals in the Merger, which restriction shall lapse at the rate of one-sixth (1/6th) of such shares per each three month period elapsing after the Effective Date of the Merger and (ii) an agreement to be bound by the indemnification provisions set forth in Section 10 of this Agreement.

                      (c) The Stockholder's Agreement for Graham (and the Trust to whom Graham has transferred certain shares) shall be executed as of the date hereof and shall also include (i) a restriction on the transfer of the shares received by Graham in the Merger, which restriction shall lapse at the rate of one-tenth (1/10th) of such shares per each three month period elapsing after the Effective Date of the Merger, (ii) a provision prohibiting Graham from transferring any Ridge capital stock or voting any shares of Ridge capital stock in favor of any acquisition of Ridge (other than the acquisition contemplated by this Agreement) prior to the earlier of the Effective Time of the Merger or the termination of this Agreement and (iii) an agreement to be bound by the indemnification provisions set forth in Section 10 of this Agreement.

               7.9 Employment Agreements. Prior to the Effective Time of the Merger, Ridge will use its best efforts to cause the persons listed on Exhibit 7.9(a) attached hereto (the "Key Employees") to enter into an employment agreement and covenant not to compete (the "Employment Agreement") in the form attached hereto as Exhibit 7.9(b).

               7.10 Preparation of the Information Statement. As promptly as practicable after the date hereof, Ridge will prepare an information statement to be delivered to the stockholders and option holders of Ridge for purposes of soliciting their consent to the Merger (the "Information Statement"). The Information Statement shall be in form reasonably satisfactory to Adaptec and its counsel. Adaptec will take any reasonable action required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of the Adaptec Common Stock in the Merger.

               7.11 Solicitation of Written Consents. Ridge will solicit the written consent to the Merger from each of the stockholders and option holders of Ridge as soon as practicable following the execution of this Agreement, and shall use its best efforts to obtain such consent. The Board of Directors of Ridge will recommend in the Information Statement the approval of the Merger by the Ridge stockholders, which recommendation shall be unanimous except for any abstention by any director designated by Adaptec.

               7.12 Exclusivity. Prior to the earlier of the Effective Time of the Merger or the termination of this Agreement, Ridge will not and will use its best efforts to cause its Affiliates not to (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of Ridge or its subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing.

               7.13 Options. Prior to the Closing Date, Ridge shall take all actions necessary and appropriate to allow for the assumption of options by Adaptec pursuant to Section 8.6. Ridge shall use its best efforts to cause each optionee to sign, prior to the Closing Date, an acknowledgment and waiver, in a form acceptable to Adaptec and Ridge, providing for such optionee's acceptance of the terms of the option assumption and waiver of any right or claim against Ridge or Adaptec with respect to such assumption.

        8.     Additional Agreements.

               8.1 General. In case at any time after the Effective Time of the Merger any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 10 below).

               8.2 Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction (A) on or prior to the Effective Time of the Merger involving Ridge or (B) arising out of Adaptec's operation of the business of the Surviving Corporation following the Effective Time of the Merger in the manner in which it is presently conducted and planned to be conducted, each of the other Parties will cooperate with the Party and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 10 below).

               8.3 Transition. Ridge will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of Ridge from maintaining the same business relationships with the Surviving Corporation after the Effective Time of the Merger as it maintained with Ridge prior to the Effective Time of the Merger.

               8.4 Ridge Employees. Except for the Ridge employees, who will be executing Employment Agreements, all employees of Ridge as of the Closing will be offered employment with Adaptec or the Surviving Corporation at compensation levels at least as favorable as their current compensation at Ridge, subject to Adaptec's standard employment terms and practices. Except as otherwise prohibited, these employees will be eligible to participate in all standard Adaptec benefit plans based upon seniority determined by their respective dates of hire by Ridge except for the Adaptec Sabbatical Program for which eligibility will be determined based on the Closing Date.

               8.5 S-3 Registration. Adaptec will use its best efforts to file, within 30 days following the Effective Date of the Merger, a registration statement on Form S-3 (or any successor form to Form S-3) so as to register the Adaptec Common Stock issued in the Merger. The Company will (i) promptly give written notice of the proposed registration to all Ridge stockholders who received shares of Adaptec Common Stock in the Merger, and (ii) use its best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as would permit or facilitate the sale and distribution of all such shares of Adaptec Common Stock.

               8.6 Assumption of Options. At the Effective Time of the Merger, each outstanding option to purchase shares of Ridge Common Stock under the Ridge Stock Option Plan or held by the Trusts, whether vested or unvested, will be assumed by Adaptec. Section 8.6 of the Ridge Disclosure Schedule sets forth a true and complete list as of the date hereof of all holders of outstanding options, including those granted under the Ridge Stock Option Plan, and includes the number of shares of Ridge capital stock subject to each such option, the exercise or vesting schedule, the exercise price per share and the term of each such option. On the Closing Date, Ridge shall deliver to Adaptec an updated
Section 8.6 of the Ridge Disclosure Schedule current as of such date. Each such option so assumed by Adaptec under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in such option and, if applicable, in the Ridge Stock Option Plan immediately prior to the Effective Time, including provisions with respect to vesting, except that (i) such option will be exercisable for that number of whole shares of Adaptec Common stock equal to the product (rounded down to the nearest whole share) of the number of shares of Ridge Common Stock that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by a fraction, the numerator of which shall be 1,720,000 and the denominator of which shall be the total number of shares of Ridge Common Stock that were issuable upon exercise of options to purchase Ridge Common Stock then outstanding under the Ridge Stock Option Plan or held by the Trusts, and (ii) the per share exercise price for the shares of Adaptec Common stock issuable upon exercise of such assumed option will be the last sale price for a share of Adaptec Common Stock on the trading day immediately preceding the Closing Date, as reported on the Nasdaq National Market. Consistent with either the terms of the Ridge Stock Option Plan and the documents governing the outstanding options under such Plan or the documents governing the outstanding options held by the Trusts, the Merger will not terminate any of the outstanding options under the Ridge Stock Option Plan or held by the Trusts or accelerate the exercisability or vesting of such options or the shares of Adaptec Common Stock which will be subject to those options upon Adaptec's assumption of the options in the Merger. It is the intention of the parties that the options so assumed by Adaptec qualify, to the maximum extent permissible, following the Effective Time of the Merger as incentive stock options as defined in Section 422 of the Code to the extent such options qualified as incentive stock options prior to the Effective Time of the Merger. Adaptec shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Adaptec Common Stock for delivery upon the exercise of the options assumed by Adaptec in accordance with this Section 8.6. Adaptec will use its best efforts to file, within thirty (30) days following the Effective Date of the Merger, a registration statement on Form S-8 (or any successor form to Form S-8) so as to register the Adaptec Common Stock subject to the options assumed by Adaptec pursuant to this Section 8.6 and shall use its best efforts to effect such registration and to maintain the effectiveness of such registration statement (and the current status of the prospectus contained therein) for so long as such options remain outstanding.

        9.     Conditions to Obligation to Close.

               9.1 Conditions to Adaptec's Obligation to Close. The obligation of Adaptec and Merger Sub to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                      (a) the representations and warranties set forth in
Section 5 above shall be true and correct in all material respects at and as of the Closing Date (except for (i) such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects and (ii) such representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date);

                      (b) Ridge shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                      (c) Ridge shall have procured all of the third party consents specified in Section 7.2 above;

                      (d) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect the right of Adaptec to control the Surviving Corporation following the Effective Time of the Merger, or (D) affect adversely the right of Ridge or the Surviving Corporation to own its assets (including without limitation its intellectual property assets) or to operate its businesses (and no such injunction, judgment, order, decree, ruling or charge shall be in effect) and no law, statute, ordinance, rule, regulation or order shall have been enacted, enforced or entered which has caused or will likely cause any of the effects under clause (A), (B), (C), or (D) of this
Section 9.1(d) to occur.

                      (e) the Chief Financial Officer of Ridge shall have delivered to Adaptec a certificate to the effect that each of the conditions specified above in Sections 9.1(a) to 9.1(d) (inclusive) is satisfied in all respects;

                      (f) the Parties shall have received all authorizations, consents, and approvals of governments and governmental agencies referred to in
Section 5.4 above or disclosed in a corresponding Section in the Ridge Disclosure Schedule;

                      (g) a sufficient number of Key Employees listed on Exhibit 7.9(a) attached hereto (as to which Ridge and Adaptec will agree) shall have executed and delivered an Employment Agreement or offer letter and such agreement or letter shall be in full force and effect;

                      (h) Adaptec shall have received from counsel to Ridge an opinion in form and substance as set forth in Exhibit 9.1(h) attached hereto, addressed to Adaptec, and dated as of the Closing Date;

                      (i) this Agreement and the Merger will have been approved by the vote of the holders of 100% of the outstanding Ridge Common Stock and 100% of the outstanding Ridge Preferred Stock, and no such stockholder shall have exercised or be eligible to exercise any dissenters' rights with respect to the Merger;

                      (j) all actions to be taken by the Ridge stockholders and Ridge in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Adaptec and its counsel;

                      (k) the Certificate of Incorporation of Ridge shall have been amended as described in Section 7.7;

                      (l) the acknowledgments referred to in Section 7.13 shall have been obtained by Ridge and Ridge shall have taken such other actions relating to the restructuring of its stock option plans as are reasonably requested by Adaptec;

                      (m) each officer and director of Ridge shall have executed and delivered a general release of any claims against Ridge and its successors in the form attached hereto as Exhibit 9.1(m);

                      (n) each of the Ridge stockholders shall have executed and delivered the Stockholder's Agreements; and

                      (o) the Ridge Stockholders' Representatives shall have executed and delivered the Escrow Agreement.

               Adaptec may waive any condition (in whole or in part) specified in this Section 9.1 if it executes a writing so stating at or prior to the Closing.

               9.2 Conditions to Ridge's Obligation. The obligation of Ridge to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                      (a) the representations and warranties set forth in
Section 6 above shall be true and correct in all material respects at and as of the Closing Date (except for (i) such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects and (ii) such representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date);

                      (b) Adaptec shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                      (c) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect) and no law, statute, ordinance, rule, regulation or order shall have been enacted, enforced or entered which has caused or will likely cause any of the effects under clause (A) or (B) of this Section 9.2(c) to occur;

                      (d) the Chief Financial Officer or other duly authorized officer of Adaptec shall have delivered to Ridge a certificate to the effect that each of the conditions specified above in Sections 9.2(a) to 9.2(c) (inclusive) is satisfied in all respects;

                      (e) the Parties shall have received all authorizations, consents, and approvals of governments and governmental agencies referred to in
Section 5.4 above or disclosed in a corresponding Section in the Ridge Disclosure Schedule;

                      (f) Ridge shall have received from counsel to Adaptec an opinion in form and substance as set forth in Exhibit 9.2(f) attached hereto, addressed to Ridge, and dated as of the Closing Date;

                      (g) the shares of Adaptec Common Stock to be issued pursuant to Section 3.1 shall have been approved for quotation on the Nasdaq National Market, upon official notice of issuance thereof;

                      (h) all actions to be taken by Adaptec and Merger Sub in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Ridge and its counsel;

                      (i) Ridge shall have received an opinion of Ernst & Young LLP, in customary form, to the effect that the Merger, when consummated as contemplated by this Agreement, will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; and

                      (j) Adaptec shall have executed and delivered (i) counterparts of each of the Stockholder's Agreement and (ii) the Escrow Agreement.

               Ridge may waive any condition (in whole or in part) specified in this Section 9.2 if it executes a writing so stating at or prior to the Closing.

        10. Survival of Representations, Warranties and Covenants; Indemnification.

               10.1 Escrow Fund. As soon as practicable after the Effective Time of the Merger, twenty percent (20%) of the shares of Adaptec Common Stock to be issued to Graham, Samuel E. Bain, Jr. ("Bain"), the Key Employees, the Trusts and 38 Silicon Valley Partners LLC (collectively, the "Indemnifying Stockholders") in the Merger (the "Escrow Shares") shall be registered in the name of, and be deposited with, an institution selected by Adaptec, and reasonably acceptable to Ridge, to act as escrow agent (the "Escrow Agent"), such deposit to constitute the "Escrow Fund" and to be governed by the terms set forth herein and in the Escrow Agreement. The Escrow Fund shall be available to compensate Adaptec for breaches of the representations and warranties of Ridge contained in Section 5 hereof, as more specifically provided in this Section 10.

               10.2 Survival. All of the representations and warranties of the Parties contained in Sections 5 and 6 shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of the Closing) and continue in full force and effect for a period of one year following the Closing (the "Survival Termination Date"). The covenants and agreements in this Agreement shall survive the Closing except to the extent they are specifically limited by their terms.

               10.3 Indemnification Provisions for Benefit of Adaptec. Subject to the terms and conditions of this Section 10, in the event of any breach of any of the representations, warranties, agreements or covenants of Ridge contained herein, provided that Adaptec makes a written claim for indemnification in the manner provided for in this Section 10 on or prior to the Survival Termination Date, the Indemnifying Stockholders shall indemnify, defend and hold harmless Adaptec and the Surviving Corporation, and their respective officers, directors, agents and employees, from and against the entirety of any and all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses ("Adverse Consequences") that Adaptec may suffer through and after the date of the claim for indemnification resulting from, arising out of, in the nature of, or caused by such breach.

               10.4   Limitations on Indemnification Claims.

                      (a) The Indemnifying Stockholders shall not be required to provide indemnification for any Adverse Consequences unless and until the aggregate amount of all Adverse Consequences under all claims of indemnification asserted under this Section 10 ("Claims") exceeds $100,000, in which case Adaptec shall be entitled to indemnification for the full amount of Adverse Consequences, including the first $100,000. In determining the amount of any Adverse Consequences attributable to a breach, any materiality standard contained in a representation, warranty or covenant of Ridge shall be disregarded.

                      (b) The Escrow Fund shall be divided into two parts: Fund A, which shall consist of 50% of the Escrow Shares and Fund B, which shall consist of the remaining 50% of the Escrow Shares.

                      (c) The maximum amount recoverable from the Indemnifying Stockholders in respect to all Claims other than Capitalization - Related Claims (as defined in Section 10.4(e) below) shall be the amount represented by Fund A.

                      (d) In the event that (i) one or more Capitalization - Related Claims are asserted and (ii) Fund A is inadequate to cover both (A) the Adverse Consequences in respect to such Capitalization - Related Claim(s) and
(B) all other Claims, then Fund B shall be available as an additional source of indemnification solely for the excess amount of such Capitalization - Related Claims.

                      (e) For purposes of this Section 10, "Capitalization - Related Claims" shall mean Claims based upon a breach of the representations and warranties contained in Section 5.2 (with respect to stockholder approval) and
Section 5.3.

                      (f) In any event, the maximum amount recoverable from the Indemnifying Stockholders pursuant to this Section 10 shall be the amount of the Escrow Fund, and no claim for indemnification shall be asserted against any of the Indemnifying Stockholders or any other stockholders of Ridge other than against the Escrow Fund pursuant to this Section 10 and the Escrow Agreement.

               10.5 Procedure for Indemnification Claims; Matters Involving Third Parties.

                      (a) In the event that Adaptec (the "Indemnified Party") makes a Claim against the Indemnifying Stockholders, it shall notify the Ridge Stockholders' Representatives in writing as to the existence, nature and amount of such Claim (with reasonable specificity) (the "Claim Notice"). If the Ridge Stockholders' Representatives dispute the existence or the amount of such Claim, the Ridge Stockholders' Representatives shall notify the Indemnified Party in writing (with reasonable specificity) within thirty (30) days following the Ridge Stockholders' Representatives receipt of the Claim Notice (the "Response Notice"). Upon such an exchange of written notification, the parties will negotiate in good faith for up to thirty (30) days or such other period of time as the parties mutually agree in an effort to resolve their differences with respect to such Claim. In the event that the Claim is not resolved within such period, the Indemnified Party may at any time thereafter submit the claim to the Escrow Agent pursuant to the Escrow Agreement.

                      (b) If any third party shall notify an Indemnified Party with respect to any matter (a "Third Party Claim") which may give rise to a Claim against the Indemnifying Stockholders under this Section 10, the Indemnified Party shall promptly notify the Ridge Stockholders' Representatives thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Ridge Stockholders' Representatives shall relieve the Indemnifying

Stockholders from any obligation hereunder unless and then solely to the extent the Indemnifying Stockholders are prejudiced thereby.

                      (c) In the event that the Indemnified Party provides notice to the Ridge Stockholders' Representatives of a Third Party Claim, the Ridge Stockholders' Representatives will undertake control of the defense thereof by counsel of their choosing, reasonably acceptable to the Indemnified Party. The Indemnified Party may participate in the defense through its own counsel at its own expense. If (i) the Ridge Stockholders' Representatives fail or refuse to undertake the defense of such Third Party Claim within fifteen (15) days after written notice of such Third Party Claim has been delivered to the Ridge Stockholders' Representatives, (ii) the Third Party Claim seeks only injunctive or other equitable relief or (iii) Adaptec determines, in good faith, that the Third Party Claim, if determined adversely, could be reasonably expected to have a Material Adverse Effect on Adaptec, the Indemnified Party shall have the right to undertake the defense, compromise and settlement of such Third Party Claim with counsel of its own choosing. The Indemnified Party and the Ridge Stockholders' Representatives shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such claim and furnishing employees of the Indemnified Party or its Affiliates as may be reasonably necessary for the preparation of the defense of any such Third Party Claim or for testimony as witness in any proceeding relating thereto.

                      (d) Unless (i) the Ridge Stockholders' Representatives shall have failed to fulfill their obligations under Section 10.5(c) or (ii) Adaptec has assumed control of the defense of a Third Party Claim pursuant to
Section 10.5(c), no settlement by the Indemnified Party of any Third Party Claim shall be made without the prior written consent by or on behalf of the Indemnifying Stockholders. If the Ridge Stockholders' Representatives have assumed the defense of a Third Party Claim, as contemplated hereunder, no settlement of such Third Party Claim may be made by the Ridge Stockholders' Representatives without the prior written consent by or on behalf of the Indemnified Party, unless such settlement includes a complete release of all claims against the Indemnified Party. Upon any settlement of a Third Party Claim in accordance with this Section 10.5(d), the Parties shall instruct the Escrow Agent to release funds from the Escrow Fund, to the extent available (and subject to the limitations set forth in Section 10.4), to effect such settlement.

        11.    Termination.

               11.1 Termination of the Agreement. Certain of the Parties may terminate this Agreement as provided below:

                      (a) Adaptec and Ridge may terminate this Agreement as to all Parties by mutual written consent at any time prior to the Closing;

                      (b) Adaptec may terminate this Agreement by giving written notice to Ridge at any time prior to the Closing (A) in the event Ridge has breached any representation, warranty, or covenant contained in this Agreement in any respect, and the breach has continued without cure for a period of thirty
(30) days after the notice of breach; (B) if the Closing shall not have occurred on or before June 30, 1998 by reason of the failure of any condition precedent under Section 9.1 hereof (unless the failure results primarily from Adaptec itself breaching any representation, warranty, or covenants contained in this Agreement); or (C) in the event there has occurred a Material Adverse Effect with respect to Ridge.

                      (c) Ridge may terminate this Agreement by giving written notice to Adaptec at any time prior to the Closing (A) in the event Adaptec has breached any representation, warranty, or covenant contained in this Agreement in any respect, and the breach has continued without cure for a period of thirty
(30) days after the notice of breach; (B) if the Closing shall not have occurred on or before June 30, 1998, by reason of the failure of any condition precedent under Section 9.2 hereof (unless the failure results primarily from Ridge itself breaching any representation, warranty, or covenants contained in this Agreement); or (C) in the event there has occurred a Material Adverse Effect with respect to Adaptec.

               11.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 11.1 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 7.5 above shall survive termination.

        12.    Miscellaneous.

               12.1 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Adaptec and Ridge; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

               12.2 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties, the stockholders and option holders of Ridge and their respective successors and permitted assigns.

               12.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

               12.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided, however, that Adaptec may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Adaptec nonetheless shall remain responsible for the performance of all of its obligations hereunder).

               12.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

               12.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

               12.7 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

        If to Adaptec:

               Adaptec, Inc.
               691 S. Milpitas Blvd.
               Milpitas, California 95035
               Attention: Christopher G. O'Meara
                           Dana Miles, Esq.


        Copy to:

               Wilson Sonsini Goodrich & Rosati
               Professional Corporation
               650 Page Mill Road
               Palo Alto, California  94304-1050
               Attention:  David C. Drummond, Esq.

        If to Ridge:

               Ridge Technologies, Inc.
               2199 Zanker Road
               San Jose, California  95131
               Attention: Robert J. Graham

        Copy to:

               Gray Cary Ware & Freidenrich LLP
               400 Hamilton Avenue
               Palo Alto, California 94301
               Attention:  Dennis C. Sullivan, Esq.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

               12.8 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

               12.9 Forum Selection; Consent to Jurisdiction. All disputes arising out of or in connection with this Agreement shall be solely and exclusively resolved by a court of competent jurisdiction in the State of California. The Parties hereby consent to the jurisdiction of the Superior Court of the State of California for the County of Santa Clara and the United States District Court for the Northern District of California and waive any objections or rights as to forum nonconveniens, lack of personal jurisdiction or similar grounds with respect to any dispute relating to this Agreement.

               12.10 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Adaptec and Ridge. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior to subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence.

               12.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

               12.12 Expenses. Each of the Parties hereto will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, provided that (i) if Ridge's out-of-pocket costs and expenses (including but not limited to legal and accounting fees and any brokers', finders' or advisory fees but excluding costs and expenses which are not solely and directly related to the Merger or the exchange of Ridge Common Stock and Ridge Preferred Stock for Adaptec Common Stock in accordance with the guidelines established in Revenue Ruling 73-54) incurred in connection with this Agreement and the transactions contemplated hereby ("Ridge's Expenses") are less than One Million Dollars ($1,000,000) then the Ridge stockholders will be liable for one-half (1/2) of the amount of such expenses and (ii) if Ridge's Expenses exceed One Million Dollars ($1,000,000) then the Ridge stockholders will be liable for Five Hundred Thousand dollars ($500,000) of such expenses plus the amount by which such expenses exceed One Million Dollars ($1,000,000). Ridge's expenses for which the Ridge stockholders are liable are referred to as the "Excess Transaction Expenses." A schedule of all Ridge's Expenses incurred or to be incurred shall be submitted to Adaptec not later than two (2) business days prior to the Closing. The number of shares of Adaptec Common Stock issuable to Graham and Bain (in his individual capacity) pursuant to Section 3.1 shall be reduced, on a pro rata basis, in a total amount equal to the dollar value of the Excess Transaction Expenses, based on the Average Closing Price.

               12.13 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

               12.14 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

               12.15 Ridge Stockholders' Representatives. For the purposes of this Agreement the Indemnifying Stockholders, without any further action on the part of any such stockholder, shall be deemed to have consented to the appointment of Graham and Bain as representatives of such stockholders (the "Ridge Stockholders' Representatives"), as the attorneys-in-fact for and on behalf of each Indemnifying Stockholder, and the taking by the Ridge Stockholders' Representatives of any and all actions and the making of any decisions required or permitted to be taken by them under this Agreement or the Escrow Agreement, including, without limitation, the exercise of the power to
(i) execute the Escrow Agreement, (ii) receive or give any notice on behalf of the Indemnifying Stockholders pursuant to this Agreement or the Escrow Agreement, (iii) authorize delivery to Adaptec of the Escrow Fund, or any portion thereof, in satisfaction of Claims, (iv) agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such Claims, (v) resolve any Claims and (vi) take all actions necessary in the judgment of the Ridge Stockholders' Representatives for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement and the Escrow Agreement. Accordingly, the Ridge Stockholders' Representatives have unlimited authority and power to act on behalf of each Indemnifying Stockholder with respect to this Agreement and the Escrow Agreement and the disposition, settlement or other handling of all claims, rights or obligations arising from and taken pursuant to this Agreement. The Indemnifying Stockholders will be bound by all actions taken by the Ridge Stockholders' Representatives in connection with this Agreement and the Escrow Agreement, and Adaptec shall be entitled to rely on any action or decision of the Ridge Stockholders' Representatives evidenced by a written document executed by both of the Ridge Stockholders' Representatives as the action or decision of each of the Indemnifying Stockholders. The Ridge Stockholders' Representatives (in their capacity as Ridge Stockholders' Representatives and not as Indemnifying Stockholders) will incur no liability with respect to any action taken or suffered by them in reliance upon any notice, direction, instruction, consent, statement or other document believed by them to be genuine and to have been signed by the proper person (and shall have no responsibility to determine the authenticity thereof), nor for any other action or inaction, except their own willful misconduct, bad faith or gross negligence. In all questions arising under this Agreement or the Escrow Agreement, the Ridge Stockholders' Representatives may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Ridge Stockholders' Representatives based on such advice, the Ridge Stockholders' Representatives (in their capacity as Ridge Stockholders' Representatives and not as Indemnifying Stockholders) will not be liable to anyone. At any time during the term of the Escrow Agreement, holders of a majority of the Escrow Shares may appoint new Ridge Stockholders' Representatives by written consent by sending notice and a copy of the written consent appointing such new Ridge Stockholders' Representative signed by holders of a majority of the Escrow Shares to Adaptec and the Escrow Agent. Such appointment will be effective upon the later of the date indicated in the consent or the date such consent is received by Adaptec and the Escrow Agent.

               12.16 Attorneys' Fees. If any legal proceeding or other action relating to this Agreement is brought or otherwise initiated, the prevailing party shall be entitled to recover reasonable attorneys fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

        13. Location of Definitions. The following table sets forth the Sections of this Agreement in which certain terms are defined:




                       Term                              Section
-----------------------------------------------          -------

Adaptec                                                Introduction
Adaptec Balance Sheet                                      6.6
Adaptec Common Stock                                       2.1
Adaptec Disclosure Schedule                                 6
Adaptec SEC Reports                                       6.5(a)
Adverse Consequences                                       10.3
Affiliate                                                   1
Affiliated Group                                         5.12(d)
Agreement                                              Introduction
Average Closing Price                                      3.1
Balance Sheet                                              5.8
Bain                                                       10.1
Business Condition                                          1
Capitalization-Related Claims                            10.4(e)
Certificates                                              3.5(c)
Claims                                                   10.4(a)
Claim Notice                                             10.5(a)
Closing                                                    2.2
Closing Date                                               2.2
COBRA                                                    5.24(a)
Code                                                       2.4
Constituent Corporations                                   2.3


                       Term                              Section
-----------------------------------------------          -------

DGCL                                                       2.1
DOL                                                      5.24(a)
Effective Date of the Merger                               2.1
Effective Time of the Merger                               2.1
Employee                                                 5.24(a)
Employee Agreement                                       5.24(a)
Employee Benefit Plan                                    5.24(a)
Employee Pension Benefit Plan                            5.24(a)
Employment Agreement                                       7.9
Environmental, Health and Safety Laws                    5.26(a)
ERISA                                                    5.24(a)
Escrow Agent                                               10.1
Escrow Agreement                                           3.6
Escrow Fund                                                10.1
Escrow Shares                                              10.1
Exchange Agent                                            3.5(a)
Excess Transaction Expenses                               12.12
Extremely Hazardous Substance                            5.26(a)
Financial Statements                                       5.6
Fiscal Period End                                          5.6
FMLA                                                     5.24(a)
GAAP                                                       5.6
Graham                                                    4.2(b)
Hazardous Material                                       5.26(a)
Including                                                 12.13
Indemnified Party                                        10.5(a)
Indemnifying Stockholders                                  10.1
Information Statement                                      7.10
Intellectual Property                                       1
International Employee Plan                              5.24(a)
IRS                                                      5.24(a)
Key Employees                                             4.2(b)
Material Adverse Effect                                     1
Merger                                                     2.1
Merger Sub                                             Introduction
Multiemployer Plan                                       5.24(a)
Ordinary Course of Business                                 1
Parachute Payment                                        5.24(i)
Parties                                                Introduction


                       Term                              Section
-----------------------------------------------          -------

Party                                                  Introduction
PBGC                                                     5.24(a)
Pension Plan                                             5.24(a)
Person                                                      1
Response Notice                                          10.5(a)
Ridge                                                  Introduction
Ridge Agreement                                           5.9(b)
Ridge Common Stock                                         2.1
Ridge Disclosure Schedule                                   5
Ridge Employee Plan                                      5.24(a)
Ridge Expenses                                            12.12
Ridge Preferred Stock                                      2.1
Ridge Stock Option Plan                                    3.7
Ridge Stockholders' Representatives                       12.15
Security Interest                                           1
Senior Employees                                          7.8(b)
Stockholders Agreement                                    7.8(a)
Stock Rights                                              5.3(b)
Survival Termination Date                                  10.2
Surviving Corporation                                      2.3
Taxes                                                    5.12(a)
Tax Returns                                              5.12(b)
Third Party Claim                                        10.4(b)
Trusts                                                     3.7

        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.

                                                   RIDGE TECHNOLOGIES, INC.

        Ridge:                                     By: [SIG]
                                                      --------------------------

                                                   Title:
                                                         -----------------------

        Adaptec:                                   ADAPTEC, INC.

                                                   By:
                                                      --------------------------
                                                   Title:
                                                         -----------------------

        Merger Sub:                                RDS ACQUISITION CORP.

                                                   By:
                                                      --------------------------
                                                   Title:
                                                         -----------------------

        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.

                                                   RIDGE TECHNOLOGIES, INC.

        Ridge:                                     By:
                                                      --------------------------

                                                   Title:
                                                         -----------------------

        Adaptec:                                   ADAPTEC, INC.

                                                   By: [SIG]
                                                      --------------------------
                                                   Title:
                                                         -----------------------

        Merger Sub:                                RDS ACQUISITION CORP.

                                                   By:  [SIG]
                                                      --------------------------
                                                   Title:
                                                         -----------------------



                                      -45-